SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

MINNESOTA CORN PROCESSORS, LLC
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-71213 (Commission File Number)	41-1928467 (I.R.S. Employer Identification Number)

901 North Highway 59 Marshall, Minnesota (Address of principal executive offices)		56258-2744 (Zip code)

Registrant’s telephone number, including area code: (507) 537-2676

Item 5. Other Events.

     On September 5, 2002 Minnesota Corn Processors, LLC (“MCP”) issued a press release announcing the approval by their shareholders of a merger with and into Archer-Daniels-Midland Company (“ADM”) at a special shareholders meeting held on September 5, 2002. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated September 5, 2002, announcing the approval by MCP’s shareholders of a merger with ADM.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      MINNESOTA CORN PROCESSORS, LLC

By:	/s/ Daniel Stacken Name: Daniel Stacken

Title: Vice President of Finance and Chief Financial Officer

Date: September 5, 2002

EXHIBIT INDEX

99.1	Press Release, dated September 5, 2002, announcing the approval by MCP's shareholders of a merger with ADM.